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                                                                  EXHIBIT 10.75


                             THIRD AMENDMENT TO THE
                             WESTPOINT STEVENS INC.
                          SUPPLEMENTAL RETIREMENT PLAN


         THIS THIRD Retirement Plan (the "Plan") is made the 14th day of December, 2001, by WestPoint Stevens Inc. (the "Company").

                                  WITNESSETH:

         WHEREAS, the Company maintains the Plan to provide supplemental retirement benefits to a select group of management or highly compensated employees of the Company; and

         WHEREAS, on February 13, 2001, the Board of Directors by resolution acted to freeze benefit accruals under the Plan effective for periods after such date; and

         WHEREAS, Section 7.1 of the Plan provides that the Company has the right to amend the Plan at any time and from time to time in any fashion, subject to the limitations stated therein; and

         WHEREAS, the Company now desires to amend the Plan to (i) reflect the freeze of benefit accruals effective for periods after February 13, 2001, and
(ii) provide for an alternative benefit to be valued by and paid in the form of the common stock of the Company:

         NOW, THEREFORE, the Plan is amended as follows:

         1.       Section 4.1 of the Plan is amended by adding a new subsection
(d) to read as follows:

                           (d)      Notwithstanding subsection (a)(1)
                  or anything in the Plan to the contrary, no Participant shall accrue any additional benefit under the Plan on or after February 13, 2001; provided, however, that no Participant's Accrued Benefit determined as of February 13, 2001 shall be reduced.

         2.       A new Section 4.8 is added to read as follows:

                  4.8      Alternative Benefit.

                           (a)      Between December 12 and December
                  31, 2001, a Participant who is actively employed by
                  the Company may make a one-time irrevocable election
                  to waive entitlement to his benefit under Section
                  4.1 or Section 4.4 and receive in lieu thereof a
                  benefit under this Section 4.8 which shall be
                  denominated in stock units ("Stock Units"), each
                  having a value equal to the Fair Market Value (as
                  defined below) of one share of the Company's $.01
                  par value common stock ("Common Stock").
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                                                                  EXHIBIT 10.___


                           (b)      A Participant who elects to
                  receive a benefit under this Section 4.8 shall be credited with the number of Stock Units equal to the quotient of (x) the present value of the Participant's Accrued Benefit determined under
                  Section 4.1 as of February 13, 2001, divided by (y) the Fair Market Value of a share of Common Stock on the date the Participant submits his election to the Company. Such number of Stock Units shall be adjusted from time to time for stock splits, cash dividends and similar events affecting the Common Stock solely to the extent necessary to prevent a diminution in the value of such Stock Units. For purposes of this Section 4.8, the Fair Market Value of the Common Stock as of any date shall mean the average of the highest and lowest sales prices of the Common Stock on the New York Stock Exchange or on the national securities exchange on which the Common Stock is then listed. If no sales occurred on such date, the Fair Market Value shall be determined as of the closest preceding date on which sales occurred.

                           (c)      Upon a Participant's Termination
                  of Employment for any reason other than death, the Participant shall be entitled to receive a number of whole shares of Company Stock equal to the number of Stock Units then credited to the Participant under subsection (b); provided, however, that if such Termination of Employment occurs prior to age 60, the Participant shall be entitled only to receive the number of whole shares of Common Stock representing the Participant's Vested Accrued Benefit, determined in a manner consistent with subsection (b).

                           (d)      The number of shares of Common
                  Stock determined under subsection (c) shall be delivered to the Participant as soon as administratively practicable after the date of the Participant's Termination of Employment, unless the Participant has elected, at least one year in advance of such date, to receive a distribution in the form of installments over a period not exceeding ten (10) years. If a Participant elects to receive a distribution in the form of installments, the number of Stock Units with respect to which the Participant has not yet received a distribution as of any date shall continue to be adjusted in the manner described in subsection (b).

                           (e)      If a Participant dies while
                  employed by the Company or a subsidiary or affiliate of the Company, his surviving Spouse (if any) shall be entitled to receive the number of whole shares of Company Stock equal to the number of Stock Units credited to the Participant under subsection (b) on the date of the Participant's death. Such shares shall be delivered to the surviving Spouse as soon as


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                                                                  EXHIBIT 10.___


                  administratively practicable after the date of the Participant's death.

                           (f)      If a Participant dies after his
                  Termination of Employment but not prior to the receipt of his entire benefit determined under subsection (c), his Beneficiary designated under
                  Section 4.5 shall be entitled to receive the number of shares of Company Stock to which the Participant was entitled upon his Termination of Employment. Such shares (including the balance of any unpaid installment distributions) shall be delivered to such Beneficiary as soon as administratively practicable after the date of the Participant's death.

                           (g)      All benefits under this Section
                  4.8 in excess of the Participant's Vested Accrued Benefit shall be forfeited in the event the Committee, in its sole discretion, determines that the Participant competes with the Company during the one year period following Termination of Employment; provided, however, that the Committee shall provide the Participant written notice of any such determination within thirty (30) days following such determination.

                           (h)      The Committee may provide that any
                  employment tax withholding required upon a distribution of shares pursuant to this Section 4.8 may be satisfied through the withholding of shares of Common Stock having a Fair Market Value equal to the amount of such required withholding.

         3        Except as specified herein, the Plan shall remain in full
force and effect.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment effective on the date first written above.

                                    WESTPOINT STEVENS INC.



                                    By: /s/ Lester Dupuy Sears
                                        ---------------------------------------

                                    Title: Vice President
                                           ------------------------------------


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